UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ROMAN DBDR TECH ACQUISITION CORP.

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NJ.com Names CompoSecure a Winner of New Jersey’s Top Workplaces 2021 Award

Somerset, New Jersey – June 16, 2021 – CompoSecure Holdings, L.L.C. (“CompoSecure”), a leading provider of premium financial payment cards and emergent cryptocurrency storage and security solution provider, today announced it was awarded a Top Workplaces 2021 honor by NJ.com. The list is based solely on surveys about the workplace completed by employees. It is the second year in a row that CompoSecure has been honored for the award.

“Despite going through a challenging year due to the COVID-19 pandemic, CompoSecure grew 7% in 2020, thanks to our dedicated employees,” said Jon Wilk, CEO of CompoSecure. “CompoSecure made it a priority to keep employees safe throughout the pandemic, and the New Jersey Top Workplaces award confirms we have achieved a strong company culture with committed and satisfied employees. The future holds many growth opportunities as we expand our products to new market sectors, increase our global footprint and plan to go public this year.”

Nominees for New Jersey’s Top Workplace were limited to companies with 50 or more employees spanning from northern New Jersey through the Jersey Shore area. The annual New Jersey Top Workplaces award gathers employee feedback through a third-party survey administered by employee engagement technology partner Energage, L.L.C. The anonymous poll measures 15 unique drivers of engaged cultures critical to any organization's success, including alignment, execution and connection. The ranked list of winners was revealed at the virtual awards celebration on June 15, 2021.

"During this very challenging time, Top Workplaces has proven to be a beacon of light for organizations, as well as a sign of resiliency and strong business performance," said Eric Rubino, Energage CEO. "When you give your employees a voice, you come together to navigate challenges and shape your path forward. Top Workplaces draw on real-time insights into what works best for their organization, so they can make informed decisions that have a positive impact on their people and their business."

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, sell and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.arculus.co.

On April 19, 2021, CompoSecure announced that it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR) (“Roman DBDR”), a special purpose acquisition company. Upon closing of the proposed merger, the combined company will operate as CompoSecure, Inc. and plans to trade on the Nasdaq stock market. The proposed merger reflects a pro forma enterprise value for the combined company of approximately $1.2 billion. The proposed merger is expected to close in the third quarter of 2021 and remains subject to approval by Roman DBDR stockholders, the expiration of the HSR Act waiting period, and other customary closing conditions.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com. Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

About Energage

Energage is a purpose-driven company that helps organizations turn employee feedback into useful business intelligence and credible employer recognition through Top Workplaces. Built on 14 years of culture research and the results from 23 million employees surveyed across more than 70,000 organizations,  Energage delivers the most accurate competitive benchmark available. With access to a unique combination of patented analytic tools and expert guidance, Energage customers lead the competition with an engaged workforce and an opportunity to gain recognition for their people-first approach to culture. For more information or to nominate your organization, visit energage.com or topworkplaces.com.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and the timing of the ArculusTM launch and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: William Maina, ICR for CompoSecure, (646) 277-1236, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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